UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2012

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California

(Address of principal executive offices including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of IPC The Hospitalist Company, Inc. (the “Company”) granted performance-based compensation awards, in the form of performance units representing the right to receive shares of the Company’s common stock (the “Shares”) upon satisfaction of certain performance-based goals to: Adam D. Singer, M.D., Chief Executive Officer; R. Jeffrey Taylor, President and Chief Operating Officer; Richard H. Kline, III, Chief Financial Officer; Devra G. Shapiro, Chief Administrative Officer; Richard G. Russell, Executive Vice President and Chief Development Officer; and Kerry E. Weiner, M.D., Chief Clinical Officer. The following table set forth the award for each executive officer:

Officer	Title	Number of Performance Units
Adam D. Singer, M.D.	Chief Executive Officer	17,000
R. Jeffrey Taylor	President and Chief Operating Officer	17,000
Richard H. Kline, III	Chief Financial Officer	4,200
Devra G. Shapiro	Chief Administrative Officer	2,100
Richard G. Russell	Executive Vice President and Chief Development Officer	8,500
Kerry E. Weiner	Chief Clinical Officer	5,300

The awards were granted under the Company’s 2007 Equity Participation Plan and are subject to performance-based vesting provisions relating to provider headcounts and productivity. Subject to the achievement of such performance conditions over the January 1, 2012 through December 31, 2013 performance period and executives’ continued employment with the Company through the date on which the Shares subject to the award are to be distributed, (i) 50% of the Shares will be payable on the second anniversary of the date of grant and (ii) 50% of the Shares will be payable on third anniversary of the date of grant. In the event of a qualifying termination of employment under the Company change in control plan applicable to such executive within 90 days preceding or 18 months following a change in control the award shall be deemed satisfied at the target performance levels specified in the award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: March 7, 2012	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

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